Exhibit 10.1
AMENDMENT TO THE WYNDHAM WORLDWIDE CORPORATION
2006 EQUITY AND INCENTIVE PLAN
(AMENDED AND RESTATED AS OF MAY 12, 2009)
     WHEREAS, Wyndham Worldwide Corporation (the “Company”) maintains the Wyndham Worldwide Corporation 2006 Equity and Incentive Plan (amended and restated as of May 12, 2009) (the “Plan”);
     WHEREAS, pursuant to Section 8(d)(ii) of the Plan, the Board of Directors of the Company (the “Board”) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, subject to the approval of the Company’s stockholders in certain instances specified in the Plan; and
     WHEREAS, the Board desires to amend the Plan as set forth herein, subject to the approval of the Company’s stockholders at the 2010 annual meeting of stockholders.
     NOW, THEREFORE, pursuant to Section 7(d)(ii) of the Plan, effective as of March 26, 2010, the Plan is hereby amended as follows, subject to the approval of the Company’s stockholders as noted herein:
     Subject to the approval of the Company’s stockholders at the 2010 annual meeting of stockholders, the fifth sentence of Section 6(c) of the Plan is hereby amended in its entirety to read as follows:
     “The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any Plan Year is $10 million.”
     IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its officer or representative duly authorized by the Board on this 26th day of March, 2010.

WYNDHAM WORLDWIDE CORPORATION
By:	/s/ Scott G. McLester
Scott G. McLester
Executive Vice President, General Counsel and Corporate Secretary